UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 13, 2020

USA EQUITIES CORP.

(Exact Name of Registrant as Specified in its Charter)

0-19041

(Commission File No.)

Delaware	30-1104301
(State of Incorporation)	(I.R.S. Employer Identification No.)

901 Northpoint Parkway Suite 302 West Palm Beach FL 33407	33407
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (929) 379-6503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	USAQ	OTCMKTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 11, 2020, the sole member of the board of directors (the “Board”) of USA Equities Corp (the “Company”) adopted the Company’s 2020 Equity Incentive Plan (the “2020 Plan”). The purpose of the Incentive Plan is to enhance the Company’s ability to attract, retain and motivate persons who make, or are expected to make, important contributions to the Company by providing these individuals with equity ownership opportunities. The 2020 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units, and other stock or cash-based awards. In addition, the Board approved the form of stock option agreement for the initial grants of options to be made pursuant to the 2020 Plan as set forth below.

The 2020 Plan provides for the grant of rights for up to 2,000,000 shares of the Company’s common stock. If the Company’s capital structure changes because of a reorganization, recapitalization, reclassification, stock dividend, stock split or similar event, the number of shares that can be issued under the 2020 Plan will be appropriately adjusted.

The foregoing description of the 2020 Plan is not complete and is qualified in its entirety by reference to the complete text of the 2020 Plan, a copy of which is attached to the Company’s Registration Statement on Form S-8 filed March 11, 2020.

On March 12, 2020, the Company issued qualified stock options to the following individuals, each of whom has agreed to serve as a Scientific and Medical Advisor to the Company: Alex Mirakian MD., 100,000; Marcos Sanchez-Gonzalez MD. PhD., 100,000; Reza Yavari MD., 100,000; Syed Rizvi PhD., 100,000; and Jeremy Jacob, 100,000. The options granted to each consultant have an exercise price of $0.40 per share, expire five years from the date of grant, and vest in three equal installments, with the first installment vesting on July 1, 2020 and the remaining installments vesting annually thereafter.

Scientific and Medical Board of Advisors

Alex Mirakian MD.

Dr. Alex Mirakian is a US Board Certified doctor in Radiation Oncology and previously served as a Fellow with the MD Anderson Cancer Center in Houston, TX. This was followed with a Fellowship in brachytherapy, stereotactic radiosurgery and intraoperative radiotherapy at Beth Israel Medical Center in New York. Dr. Mirakian specializes in breast, genitourinary, lung, head and neck, skin and GI cancers. He has 18 years of experience in radiation oncology, four years of internal medicine, and established the first HDR brachytherapy program for the treatment of prostate cancer at Fred J. Woods Radiotherapy Center in Tampa Bay, FL. He also has extensive experience in stereotactic radiotherapy particularly with Cyberknife treatments over the past 9 years. Dr. Mirakian is passionate about health promotion and Lifestyle Medicine approaches in disease, especially for preventing and managing cancer patients.

Marcos Sanchez-Gonzalez MD, PhD.

PhD (Exercise & Cardiovascular Physiology)

Adjunct Professor Health Services Administration Lake Erie College Osteopathic Medicine.

Dr. Sanchez-Gonzalez has worked for the past 15 years in academic institutions at various levels, which has given insightful understanding of healthcare and medical education. He has conducted research, in both Universities and Hospital settings, on areas revolving quality improvement, patient outcomes, and is training Postdoctoral Fellows and graduate students in their research projects, thesis, and dissertations. In addition, he has contributed as a physiologist in the development of biomedical devices for both scientific research and medical use. As an Investigator Dr. Sanchez-Gonzalez is a Junior Investigator with the National Institutes of Health (NIH) Minority Programs to Increase Diversity Among Individuals Engaged in Health-Related Research (PRIDE-CGE) and grant reviewer. He has interest in Behavioral Cardiovascular Medicine with the overarching goal of understanding how psychological status and effective/psychiatric risk factors influence cardiac autonomic and hemodynamic modulation. A secondary research interest of his is to develop comprehensive interventions based on the integration of pharmacotherapy, exercise training, and behavioral treatments intended to ameliorate cardiovascular and psychological risks factors in clinical populations.

Reza Yavari, MD.

Board Certified in Endocrinology, Diabetes and Metabolism

Reza Yavari M.D. is a Board-Certified Endocrinologist trained at the Yale School of Medicine. Dr. Yavari has advanced degrees from UC Berkeley, University of Paris Medical School VII, Sorbonne University, UCONN Health Center and the Yale School of Medicine. At Yale, Dr. Yavari pursued his specialty training in Endocrinology and was a Howard Hughes Fellow in Molecular Genetics. Since 2000, he has been a leader in the field of lifestyle management and wellness as the founder of Beyond Care®, a pioneering preventive care and Yale-affiliated diabetes and obesity center in Madison, CT. In 2005, Dr. Yavari’s was asked to write the first self-care book for reversing metabolic syndrome titled It Must Be My Metabolism (McGraw- Hill, 2006.) Dr. Yavari’s approach and his book were featured in the New York Times, the Yoga Journal, Shape Magazine, NPR, CNN News Live, More magazine, among other national press and media. In 2010, his Therapeutic Lifestyle Change methodology was adopted by Zillion Health Inc. of which Dr. Yavari is a Co-Founder and currently Medical Advisor. Zillion is now successfully coaching hundreds of thousands of employees of medium to large companies and members of insurance plans such as United and Blue Cross.

During the last two decades, Dr. Yavari has offered his clinical know-how and services in diverse settings such as destination resorts, concierge medicine offices, factories and various solo and group practices. In all these diverse settings, Dr. Yavari has offered an expert line of preventive medicine and lifestyle change services for all types of health consumers. In 2017, Dr. Yavari won the prestigious SOLVE competition at MIT for his Digital Therapeutic aimed at diabetes and obesity designed for under-resourced demographics. This Digital Therapeutic Lifestyle Change Program (dTLC) called Beyond Weight TM uses proprietary machine learning algorithms to self-coach users in a personalized fashion to lose weight but more importantly to learn skills to avoid relapse. Using this dTLC program, individuals can learn about their diabetes and metabolic syndrome risk, are given personalized guidelines for nutrition, exercise, weight loss targets and are coached using cutting-edge digital behavior modification tools. Dr. Yavari’s upcoming book Simulation Coaching is a companion resource to the Beyond Weight App.

Dr. Yavari speaks regularly on national and local radio and television stations. He also lectures frequently to general audiences and to healthcare professionals on various topics related to metabolism, diabetes and general health-related matters. Dr. Yavari continues to have teaching and clinical activity at Yale New Haven Health.

Syed A. A. Rizvi., PhD, MBA, MS.

Department of Pharmaceutical Sciences, Hampton University School of Pharmacy (HUSOP), Hampton, VA, USA

Over 22 years of research and teaching experience (including online) at various colleges and universities and 7 years of industrial experience, including consultations. Author of 167 peer-reviewed articles including, 105 journal publications, 2 books, 4 book chapters, 1 US patent, and 55 oral/poster presentations (national and international conferences). Serve on the Editorial and expert boards of 77 different journals (in various capacities) and review manuscripts and books for 123 well known scientific publications (journals and books). Published work has been cited over 5500 times, with an h-index of 25, and i10-index of 44. Expert in designing and implementation of clinical and translational research. Expert in pharmaceutical formulation development; ionic liquids and cocrystals; nano- and micro-encapsulation and controlled release; multistep synthesis of small organic molecules; pharmaceutical analysis (method development and forensic applications); natural products isolation; isolation and formulation of fragrant compounds; and biotransformation of pharmacologically active compounds using microbial whole cultures.

Jeremy Jacob B.S. (Computer Sc. and Eng)

Jeremy Jacob has over 20 years of experience in architecting software, with a focus on globally scalable cloud solutions. He received two B.S. degrees from Florida Atlantic University in Computer Science and Computer Engineering. His software products include personal finance management mobile apps, a web-based mobile app development tool for businesses, a cloud based asset management system, and several app and web based solutions for internal enterprise use. At Florida Atlantic University, Jeremy taught several semesters of Mobile App Development, co-created an enterprise training program for mobile development, and sat on the Industry Advisory Board. Jeremy takes a personal interest in health and its intersection with emerging technology.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 13, 2020

USA Equities Corp.

/s/: Troy Grogan
Name:	Troy Grogan
Title:	CEO and Chairman